UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2016 (August 27, 2016)

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

(312) 436-4000
Registrant’s telephone number, including area code

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01              Entry into a Material Definitive Agreement.

          On August 27, 2016, USG Corporation (“USG” or the “Company”) and American Builders & Contractors Supply Co., Inc. (the “Purchaser”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”).

          Pursuant to the terms of the Purchase Agreement, the Purchaser will acquire from USG all of the outstanding capital stock of USG’s subsidiary L&W Supply Corporation (“L&W”) for a purchase price of approximately $670 million in cash (the “Transaction”). The purchase price is subject to adjustment for changes in the working capital of the Acquired Companies (as defined below) as of the date of closing of the Transaction. L&W and its subsidiaries California Wholesale Material Supply, LLC, Livonia Building Materials, LLC, Stockdale Materials Company, Inc. and Stocking Specialists, Inc. are collectively referred to in this Current Report on Form 8-K as the “Acquired Companies,” and the business of the Acquired Companies is referred to herein as the “L&W Business.”

           The closing of the Transaction is subject to various customary closing conditions, including, among others, (1) the absence of any law or order from any court or governmental authority preventing or prohibiting the Transaction, (2) expiration or termination of the waiting periods under applicable antitrust laws and (3) the absence of any event or development that has had a material adverse effect on the L&W Business or the Acquired Companies.

          The Purchase Agreement contains customary representations and warranties made by each of USG and the Purchaser. The parties have also agreed to various covenants in the Purchase Agreement, including, among other things, covenants (1) to conduct the operations of the L&W Business in the ordinary course of business consistent with past practice, (2) restricting USG’s ability to solicit or enter into alternative transactions relating to the L&W Business and (3) to complete, and to cooperate in connection with, the financing transactions contemplated by the Purchase Agreement, or to obtain alternative financing for the Transaction.

          The Purchase Agreement contains covenants restricting USG from, directly or indirectly, within the United States of America, engaging in the L&W Business or managing, operating or participating in the ownership, management, operation or control of any business entity or subset of any business entity that is engaged in the L&W Business, for a period of four years following the closing of the Transaction, subject to certain exceptions.

          The Purchase Agreement contains certain termination rights for both USG and the Purchaser. Either party may terminate the Purchase Agreement if (1) the closing of the Transaction has not occurred by March 31, 2017, except that a party cannot terminate the Purchase Agreement if the failure of the closing to occur is the result of the failure on the part of such party to perform its obligations under the Purchase Agreement or (2) a governmental entity issues a final, non-appealable order or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Transaction. The Purchaser may terminate the Purchase Agreement if USG breaches or fails to perform its representations, warranties, covenants and other agreements in the Purchase Agreement, causing USG’s closing conditions to not be satisfied, and such breach is not cured (if capable of being cured) within 60 days after USG receives notice from the Purchaser of such breach. USG may terminate the  Purchase Agreement if the Purchaser breaches or fails to perform its representations, warranties, covenants and other agreements in the Purchase Agreement, causing the Purchaser’s closing conditions to not be satisfied, and such breach is not cured (if capable of being cured) within 60 days after the Purchaser receives notice USG of such breach.

          The Purchase Agreement further provides that the Purchaser must pay to USG a termination fee of $50 million if the financing for the Transaction is not available and the Purchase Agreement is terminated by USG because the Purchaser fails to complete the Transaction.

          Subject to certain exceptions and other provisions, USG and the Purchaser have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters. The indemnification provided by USG to the Purchaser with respect to breaches of certain representations and warranties is subject to a cap on losses of $10 million and applies only to the extent such losses exceed $5 million in the aggregate, each of which cap and deductible amounts is subject to certain exceptions. In addition, USG’s total liability under the Purchase Agreement is subject to a cap equal to the purchase price.

          Completion of the Transaction is anticipated to occur in the fourth quarter of 2016, although there can be no assurance that the Transaction will occur within the expected timeframe or at all.

          In connection with the Transaction, certain additional agreements will be entered into, including a Supply Agreement, which USG and L&W will enter into concurrent with the closing of the Transaction. The Supply Agreement will govern wallboard, ceiling tile, glass mat and surfaces and substrate product sales from USG to branches within the existing L&W Business.

          The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

          The Purchase Agreement will be included as an exhibit to an amendment to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Section 7 – Regulation FD

Item 7.01       Regulation FD Disclosure.

          On August 29, 2016, USG and the Purchaser issued a joint press release announcing the entry into the Purchase Agreement pursuant to which the Purchaser will acquire the L&W Business. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. USG will host a conference call and webcast to discuss the Transaction at 8:00 a.m. Central Time on August 29, 2016. A copy of the slides to be presented as part of the webcast is available on the USG website, www.usg.com, in the Investor Relations section.

          The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.  The information on USG’s website is not, and will not be deemed to be, a part of this report or incorporated into any of USG’s other filings with the Securities and Exchange Commission except where USG expressly incorporates such information.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

          (d) Exhibits

 Exhibit No.                                                                            Exhibit

99.1                Joint press release, dated August 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	August 29, 2016	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Joint press release, dated August 29, 2016.